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Exhibit 99.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, GEORGE BLANK, the Chief Financial Officer of Univision Communications Inc. (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

  (i)
  The periodic report on Form 10-Q for the quarter ended June 30, 2002 of the Company (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

  (ii)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        Dated: August 12, 2002

/s/ GEORGE W. BLANK George W. Blank

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WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350